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                                                                   Exhibit 10.2

                                MARTIN R. NATHAN
                                ATTORNEY AT LAW
                        1980 POST OAK BLVD., SUITE 1777
                           HOUSTON, TEXAS 777056-3889
                        TEL: 713-961-4004/ FAX 961-2940
                          EMAIL: NATHANMR@LAWYER. COM
                               SEPTEMBER 24, 1999

Mr. H. Thomas Winn
President
Nevada Gold & Casinos, Inc.
3040 Post Oak Boulevard, Suite 645
Houston, Texas 77056.

VIA TELEPHONIC DOCUMENT TRANSFER (FAX) TO THE INTENDED RECIPIENT'S CURRENT TELECOPIER NUMBER: 303-831-8226 and Email. THIS DOCUMENT IS CONFIDENTIAL AND INTENDED SOLELY FOR THE VIEW AND USE OF THE INTENDED RECIPIENT. PLEASE NOTIFY THE SENDER IF RECEIVED IN ERROR AND THEN DESTROY.

                             Re: Retainer Agreement

Dear Tom,

           This confirms our conversation this morning, and our prior conversations regarding my engagement as Special Counsel for Nevada Gold & Casinos, Inc. ("Client"). We have discussed that the Client is engaged in the partial ownership of a casino and is interested in expanding its operations by acquiring an interest in a property located in New York which may be utilized as a site for a casino. The property is subject to a mortgage which is in default and may be involved in bankruptcy proceedings. My firm and I have handled acquisition of properties incident to bankruptcy proceedings and mortgage foreclosures. I agree to act as Special Counsel to Client on matters involving potential acquisition of the New York property or an interest therein, and matters involving options regarding extension, moratorium, composition, refinancing, reorganization or other rearrangement with the creditors of the putative Seller(s). In addition, I agree to handle such other matters as the parties may agree. However, Client agrees that it will engage New York based counsel if such is deemed appropriate. I am a member of Martin
R. Nathan & Associates, P. C., (hereinafter referred to as the "Firm") which will assist me.



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Mr. H. Thomas Winn
September 24, 1999
Page 2



           Our client in this matter shall be Nevada Gold & Casinos, Inc. or any subsidiary corporate enterprise that it may use to effect the transaction, and such representation of a subsidiary is hereby acknowledged not to be a conflict of interest. We will not act as Counsel for the party whose assets are to be acquired, although we, acting for and on behalf of our Client may assist or advise It or its Counsel in such matters.

           As we discussed, Client will engage me on a set fee basis at the usual and regular hourly rates currently charged by its members, plus appropriate incentive compensation. The hourly fees and incidental costs shall be billed not less than monthly, but shall be payable solely from the Retainer Account as provided herein. Client shall issue to Martin R. Nathan a non-refundable retainer of Fifty Thousand (50,000) shares of authorized and non-assessable common stock of Client, (Symbol: OTC-BB: UWIN) on or before 10 days from the date hereof. The retainer shall be deemed fully earned (if not earlier paid against monthly billings) on February 7, 2000. I shall maintain the shares either in certificate form or in a brokerage account at a brokerage company which is a member of the National Association of Securities Dealers. The shares shall be issued pursuant to Registration under the provisions of S-8 promulgated by the Securities Exchange Commission ("SEC"). In the event that Registration of such shares is not available under S-8, then the shares will be subject to the restrictions of Rule 144 promulgated by the SEC. I will have piggy-back registration rights, at my option, at a pro-rata cost of all shares then registered in the event that the Company undertakes a registration.

           The billing will be sent to Client and the earned number of shares shall be determined at the time of billing based on a rate equal to the average market bid price of such shares during the last 10 trading days that there was trading in a public market. The shares so earned shall be released from the Retainer Account.

           Furthermore, Client agrees to pay or reimburse me for such costs or expenses paid to third-party providers which may be necessary and reasonable in connection with its representation hereunder. These costs or expenses will be billed monthly as incurred. Bills shall be payable on or before 10 days after submission from such retainer account unless other provisions are made in advance.



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Mr. H. Thomas Winn
September 24, 1999
Page 3


           This Agreement may be terminated by either Party with cause upon ten
(10) days written notice. Upon termination of this Agreement, any unearned shares shall become my property, based on a value equal to the average market bid price of such shares during the last 10 days prior to entering this Agreement. The parties hereto agree to arbitrate any dispute, claim or liability between themselves by Arbitration pursuant to the Federal Arbitration Act, with the Arbitrators using the Federal Rules of Evidence in Civil Cases. This Agreement is subject to the Laws of the State of Texas and any cause of action by or between the parties hereto shall be brought and heard in Harris County, Texas. The losing party in any Arbitration shall pay reasonable legal fees, expenses or costs incurred by the winning party in resolving the Arbitrated matter in such amount as shall be determined by the Arbitrators.

           This Agreement cancels and supersedes all prior agreements regarding my engagement (or any Law firm of which I am a member) as Special Legal Counsel. If the above accurately states our agreement, please sign one copy and return it to me. If the agreement is not fully, accurately and completely stated above, please make such corrections as you deem appropriate and return it to me for my review.

                                                    Very Truly Yours,

                                                      /s/ Martin R. Nathan
                                                    ---------------------------
                                                    Martin R. Nathan
Agreed:
Nevada Gold & Casinos, Inc.

By:          /s/ H. Thomas Winn
           H. Thomas Winn, President

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